For Immediate Release

Braintech, Inc., appoints Russell Lewis, Tien Wong to Board of Directors

VANCOUVER, Canada (Nov. 14, 2007)--Russell S. Lewis of Leesburg, Va., and S. Tien Wong of Chevy Chase, Md., have been appointed to the Board of Directors of Braintech, Inc.(BRHI:OB).

“I am extremely pleased to have such entrepreneurs and business leaders of the caliber of Rusty Lewis and Tien Wong join the Board of Braintech, Inc., " Chairman of the Board and CEO Rick Weidinger, a resident of the Washington, D.C. area, said. “They have excelled for years in their business endeavors and bring tremendous expertise and experience to our company."

Lewis has spent the past several months evaluating Braintech.

“I started looking at it with Rick (Weidinger) in the spring,” Lewis said. “I attended a couple of robotics conventions and met the Braintech personnel. I was impressed by the team that has been assembled and how far they’ve come with customer service and product development in Vision Guided Robotics, especially its visual intelligence software. I think it is the wave of the future and Braintech seems to be a step ahead of the competition.

“I’m very excited to join the Board of Directors at a company with so much promise. The contract with ABB Robotics (to market Braintech’s TrueView System to industry worldwide) and the intelligence software bodes for a very bright future for the company.”

Wong finds Braintech enticing for several reasons.

“I’m thrilled to be able to work with a first-class CEO like Rick Weidinger and thrilled by the potential of Braintech's technology in terms of its impact on industry, as well as commercial use domestically and internationally,” Wong said. “I love situations like this, where I can work with people I like, with a company that has huge, huge potential and be part of its growth.

“It’s going to be an exciting and fun time, and I’ll do whatever I can to help the company.”

Weidinger became Chief Executive Officer and Board Chairman on Oct. 23, replacing Braintech founder Owen Jones. In a planned transition, Jones remains as an advisor and director, Babak Habibi continues as Chief Technology Officer and President of Braintech, Canada, Inc., and Ted White moved from CFO to Senior Vice President, Administration. As part of the transition, Habibi and White have resigned as directors.

“We have added excellence to our existing directors, Owen Jones, and Cliff Butler, with Rusty and Tien and are moving from strength to even greater strength,” Weidinger said.

About Russell S. Lewis

Russell S. Lewis is the Senior Vice President of Strategic Development at VeriSign (NASDAQ/VRSN), Inc., a leading provider of infrastructure services for Internet and Telecommunications networks. Prior to assuming this role at VeriSign, he held senior positions in Corporate Development and as the General Manager of VeriSign’s Naming and Directory Services Group, known for running a major portion of the Internet's critical addressing infrastructure that manages the authoritative directories of all .com and .net domain names.

From 1986 to 2005, Lewis ran a wireless transportation systems integration company that is the market leader in RFID electronic toll collection systems, which he acquired from Control Data and sold to SAIC in 1994. Prior to 1986, Lewis managed an oil and gas exploration subsidiary of a publicly traded utility company (UGI Corporation) and was a Vice President of EF Hutton in the Municipal Finance group. Lewis is a Director of Delta Petroleum (NASDAQ/DPTR) and has served on numerous private boards. Lewis is a graduate of Deerfield Academy and holds an undergraduate degree in Economics from Haverford College, class of 1977, and a Master of Business Administration degree from Harvard Business School, class of 1981.

About S. Tien Wong

S. Tien Wong is Chairman and Chief Executive Officer of Opus8, Inc., a Chevy Chase, Md.- based private investment firm specializing in middle market buyouts, private equity and venture capital investment.

The firm seeks to acquire North American call center, CRM (customer relationship management) and outsourced marketing services and technology companies. Opus8 also makes venture capital investments in emerging outsourcing companies in China with a special focus on tech and services companies in the following sectors: ITO (IT outsourcing), CRM, BPO (business process outsourcing), and outsourced marketing and information management.

In 1991, Mr. Wong co-founded and served as CEO of CyberRep, Inc., until its acquisition in 2003 by Affiliated Computer Services (NYSE: ACS). At the time of its acquisition, CyberRep was one of the largest privately held CRM outsourcing companies in the world, operating six customer interaction centers throughout the USA with over 2,300 employees and $80 million in revenue in 2003. Today, the CyberRep/ACS business unit is one of the largest call center operations in the world, with over $850 million in revenue. In addition to garnering such prestigious awards as Customer Inter@ction Solutions magazine's MVP Quality Award and Customer Interface magazine's ACCE (Award for Call Center Excellence), CyberRep was ranked in INC. magazine's 1997, 1998, 1999 and 2000's "Inc. 500" as the 51st, 53rd, 72nd and 408th fastest growing private company in the USA, respectively. CyberRep was profitable for 11 consecutive years and was backed by Allied Capital Corporation, a $5 billion investment company (NYSE: ALD).

Wong is a recognized international expert in CRM, direct marketing, and BPO. He has been featured at dozens of industry events around the world, and has written numerous articles on the CRM and BPO spaces. He has also provided industry commentary on the ABC, Fox, NBC, CNBC, Maryland Public Television, and China’s CCTV networks. Prior to co-founding CyberRep, he worked for 10 years in commercial real estate finance and investments.

Wong was the recipient of the 2001 Ernst & Young Entrepreneur of the Year award for Greater Washington.  An "Entrepreneur in Residence" at the Dingman Center for Entrepreneurship at the University of Maryland's Robert H. Smith School of Business, he frequently guest lectures on entrepreneurship, leadership and finance at the University of Maryland, Georgetown University, and the University of Virginia.

Wong serves on the Board of Directors of the Baltimore Symphony Orchestra and is on the boards of several other prominent organizations and advisory groups. He is CEO of The Tien and Beverly Wong Foundation, which supports youth, education, and social services charities. He is a graduate of Dartmouth College where he majored in Government.

About Rick Weidinger

Rick Weidinger brings an accomplished history in technology and sports to Braintech, Inc.

For more than 15 years, Weidinger created a legacy of innovation and technology success stories, serving as a chief architect behind the emergence and growth of such highly-regarded organizations as the Institutional Communications Company (ICC), MFS Communications Company (MFS), and Pontio Communications Company (Pontio).

At Pontio, he began as a member of the Board of Directors in June 1999 and became Chairman, President and CEO just two months later. In November 2000, Weidinger directed Pontio’s acquisition by a Fortune 100 Company, managing and negotiating the sale of the company in an all-cash transaction. Weidinger’s leadership dramatically increased the enterprise value of Pontio. He also developed and built city-wide state-of-the-art fiber optic networks throughout Texas before retiring from Pontio in 2001.

Prior to Pontio, Weidinger served as a founding member and Vice President Corporate Development for MFS Communications and later as Vice President of Integration and Development for WorldCom, following WorldCom’s acquisition of MFS, in which Weidinger played a key role. He was chiefly involved in MFS’s rapid development and growth. Weidinger engaged in more than 25 transactions totaling approximately $18 billion. Some of these developments included organic company growth and other transactions included MFS’s $2 billion acquisition of UUNET Technologies, the world’s largest ISP in 1995, and the subsequent acquisition of MFS by WorldCom in a $14 billion transaction in 1996. Weidinger retired from WorldCom in March 1999.

Previously, Weidinger at the age of 28, served as Chief Financial Officer for ICC, then considered the flagship of start-up fiber-optic communications companies. Before ICC, Weidinger was hand-selected by Union Pacific Corporation to launch a competitive communications company in 1986, which led to the investment in ICC in 1987. MFS acquired ICC in 1991.

Weidinger holds both Juris Doctor and MBA degrees from Creighton University and a Bachelor of Science degree from the University of Nebraska. Weidinger is married with three children and resides in Great Falls, Virginia, and Vancouver, British Columbia, Canada. He presently sits on the Board of Directors of several North American corporations.

Pursuing his passion for open-wheel racing, Weidinger is owner of A1 TEAM USA, which represents the United States in the global A1GP World Cup of Motorsport. Previously, Weidinger co-owned an IRL IndyCar team for the 2004 season, which included two cars in the prestigious Indianapolis 500. Weidinger has also been co-owner of cars in the Indy 500 in 2006 (driven by two-time Indy champion Al Unser Jr.) and 2007 (driven by 2004 Indy winner Buddy Rice).

About Braintech, go to: http://www.braintech.com

Disclaimer

Statements in this document that are not purely historical are forward-looking statements and  reflect the current views of management with respect to future events and are subject to certain risks, uncertainties and assumptions. It is important to note that the Company's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as technical difficulties in developing the products; competition from other suppliers of similar products; pricing that may not be acceptable to potential markets; and many other known  and unknown factors. Readers should also refer to the risk disclosures outlined in the Company's 10-KSB and 10-QSB Forms filed from time to time with the SEC.

Contact Information:

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Tim Tuttle

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timetuttle@braintech.com